EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-237366 and 333-267431) on Form S-3 and registration statement (No. 333-100214) on Form S-8 of our report dated February 14, 2025, with respect to the consolidated financial statements of Prologis, L.P..

/s/ KPMG LLP

Denver, Colorado

February 14, 2025